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                                                                 EXHIBIT 10.29




                               FIRST AMENDMENT TO
                              CONSULTING AGREEMENT


         THIS FIRST AMENDMENT TO CONSULTING AGREEMENT dated as of November 12, 1997 (the "Amendment") amends that certain Consulting Agreement (as hereinafter defined) and is made by and between American Physician Partners, Inc., a Delaware corporation (the "Company"), and Lawrence R. Muroff, M.D., a resident of the state of Florida (the "Consultant").

         For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                 1. Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Consulting Agreement dated October 9, 1997, by and between the Company and the Consultant (the "Consulting Agreement").

                 2. References to the Consulting Agreement. All references in the Consulting Agreement to "this Agreement", and to all other words referring to the Consulting Agreement (such as "herein", "hereto", "herewith" and "hereunder"), shall be deemed to mean and refer to the Consulting Agreement, as amended by this Amendment.

                 3. Amendment to Consulting Agreement. Section 1.4(b)(i) of the Consulting Agreement is hereby amended by adding the following sentence after the last sentence in that section: "On November 12, 1997, Consultant agreed to the cancellation of 57,500 of the Muroff Options (the "Surrendered Muroff Options") and the regrant of an option to purchase the same number of shares (57,500 shares) at an exercise price equal to the initial public offering price of the Company's common stock (the "New Muroff Options"), both of which shall occur only upon the consummation of the Company's initial underwritten public offering of its common stock. The Muroff Options, as reduced by the Surrendered Muroff Options, together with the New Muroff Options shall hereinafter be collectively referred to as the 'Muroff Options.'"

                 4. Effect of Amendment. The Consulting Agreement, as amended hereby, shall remain in full force and effect.

                 5. Effectiveness. This Amendment shall be effective only upon the consummation of the Company's initial underwritten public offering of its common stock.

                 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflicts of law provisions thereof.

                 7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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         IN WITNESS WHEREOF, the Company and Consultant have executed this
Amendment, effective as of the day and year first above written.

                                           AMERICAN PHYSICIAN PARTNERS, INC.


                                           By:
                                                  -----------------------------

                                           Title:
                                                   ----------------------------




                                           ------------------------------------
                                           LAWRENCE R. MUROFF




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